UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 31, 2006
(Date of earliest event reported)

CGI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5 Revere Drive
Suite 510
Northbrook, Illinois  60062
(Address of Principal Executive Offices)

(847) 562-0177
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2006, Mr. James N. Held resigned as a member of the board of directors of CGI Holding Corporation d/b/a Think Partnership Inc. (the “Company”) and as a member of the board’s Audit Committee, Compensation Committee and Nominating Committee.

Effective February 1, 2006, the Company’s board of directors appointed Mr. Dominic L. Ragosta to fill the vacancy created by Mr. Held’s departure.  There are no agreements or understandings between Mr. Ragosta and any other person pursuant to which he became a director.  Additionally, Mr. Ragosta has not engaged in any transaction with the Company during the past two years, nor does he have a direct or indirect material interest in any transaction to which the Company is currently, or proposed to be, a party.  Mr. Ragosta will serve on the board’s Audit, Nominating and Compensation Committees.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of the Businesses Acquired.

None.

(b)                                 Pro Forma Financial Information

None.

(c)                                  Exhibits

99.1 Press Release Announcing Change to Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 2, 2006

CGI HOLDING CORPORATION.

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	Chief Executive Officer

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